First Liberty Power CORP.

15 December 2011

GeoXplor Corp
8-650 Clyde Avenue
West Vancouver, BC  V7T 1E2
Canada

RE:      LETTER OF AGREEMENT

This letter is intended to reflect our recent discussions and, when executed and delivered by each of us, will constitute a binding agreement (this "Letter of Agreement") between GeoXplor Corp. ("GeoXplor”) and First Liberty Power Corp., ("FLPC") regarding certain matters pertaining to a Lithium property agreement entered into by the parties on December 24, 2009 (the “Agreement”), with the terms and conditions set forth below.

In consideration of the mutual covenants and agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereby agree and confirm the terms of our Letter of Agreement as follows:

1.    INTERPRETATION

Terms denoted with initial capital letters and not otherwise defined herein have the meanings assigned to them in the Agreements.  All dollar amounts herein are in United States dollars.

2.  EXTENSION

GeoXplor and FLPC agree as follows:

(a)	Pursuant to the terms of the Agreement, on December 15, 2011 FLPC is required to make a payment of $100,000 (the “Payment”) to GeoXplor in order to maintain its rights under the Agreement;
(b)	GeoXplor hereby grants FLPC an extension on the Payment to March 15, 2012 (the “Extension”).
(c)	GeoXplor hereby agrees not to exercise any of its rights of default under the Agreements as they pertain to the Payments.

3.  COMPENSATION

In consideration for granting of the Extension, GeoXplor and FLPC agree as follows:

(a)	FLPC shall issue to GeoXplor 500,000 common shares, with an issuance date of December 15, 2011;
(b)
FLPC shall issue to GeoXplor a further 500,000 shares, with an issuance date of December 15, 2011, to be held by GeoXplor as security against the Payment.   Upon fulfilling the Payment obligations within the Extension, these shares will be returned to FLPC for cancellation.   If FLPC does not complete in full the Payment obligation within the Extension, such shares may be sold by GeoXplor with the proceeds applied towards any remaining amounts owing.   If there are proceeds in excess of the amounts owing, the excess shall be applied as a pre-payment towards exploration work obligations under the Agreement.

7251 West Lake Mead Blvd, Unit 300 Las Vegas, NV 89128 800-709-1196

4.    GENERAL

This Letter of Agreement is subject to the following additional terms and conditions:

(a)
Counterparts. This Letter of Agreement may be executed in counterparts and transmitted electronically. Each executed counterpart shall be deemed to be an original and all counterparts taken together shall constitute one and the same instrument.

(b)
Governing Law. This Letter of Agreement shall be construed and enforced in accordance with the laws of the State of Nevada applicable to contracts made and to be performed wholly within such state, without reference to conflict of laws. In any action or proceeding arising hereunder, each party hereby irrevocably consents to the jurisdiction and venue of the courts located within the State of Nevada and irrevocably waives all claims of inconvenient forum. Each party irrevocably waives its right to a jury trial.

(c)	Binding Effect. This Letter of Agreement shall be binding upon the parties and their respective successors and assigns.
(d)
Severability. Any provision of this Letter of Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(e)
Construction.  This Letter of Agreement has been freely and fairly negotiated among the parties.  If an ambiguity or question of intent or interpretation arises, this Letter of Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Letter of Agreement.

(f)	Amendment. This Letter of Agreement may only be amended by an instrument in writing signed by or on behalf of each of the parties hereto.

Yours Truly,

FIRST LIBERTY POWER CORP.

Per:
      ------------------------------
           Authorized Signatory

Agreed to this      6th  day of January, 2012

GeoXplor Corp.

Per:
      ------------------------------
           Authorized Signatory

7251 West Lake Mead Blvd, Unit 300 Las Vegas, NV 89128 800-709-1196